Exhibit 10.18

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (this “Amendment”) is entered into this 10th day of December, 2013, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), and (ii) BENEFITFOCUS.COM, INC., a South Carolina corporation (“BenefitFocus.com”), BENEFIT INFORMATICS, INC., a Delaware corporation (“Informatics”) and BENEFITFOCUS, INC., a Delaware corporation (“BenefitFocus”, and together with BenefitFocus.com and Informatics, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 27, 2013 (as amended and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower and Bank desire to amend the Loan Agreement to revise the definition of “Revolving Line” therein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13 (Definitions). The definition of “Revolving Line” appearing in Section 13.1 is hereby amended in its entirety and replaced with the following:

“Revolving Line” is an aggregate principal amount not to exceed (i) prior to the occurrence of the Capital Raise, Fifteen Million Dollars ($15,000,000) outstanding at any time, and (ii) from and after the occurrence of the Capital Raise, and upon the earlier to occur of (x) the written request of Borrower and (y) the first anniversary of the Effective Date, up to Thirty Five Million Dollars ($35,000,000) outstanding at any time (such increased amount being the “Maximum Revolving Line Amount”).

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Capital Raise. Borrower and Bank hereby reaffirm that the Capital Raise has occurred.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

BENEFITFOCUS.COM, INC.		BENEFITFOCUS, INC.

By	/s/ Milton A. Alpern	By	/s/ Milton A. Alpern
Name:	Milton A. Alpern	Name:	Milton A. Alpern
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BENEFIT INFORMATICS, INC.

By	/s/ Milton A. Alpern
Name: Title:	Milton A. Alpern Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Andrew J. Kirk
Name:	Andrew J. Kirk
Title:	Vice President